Exhibit 10.21

TRANSLATION FOR REFERENCE ONLY

SUPPLEMENTARY AGREEMENT

OF

PROPERTY LEASE CONTRACT

Party A (Lessor): Finance Bureau of Dalian High-Tech Industrial Zone

Party B (Lessee): HiSoft Technology (Dalian) Co., Ltd.

1.      Party A and Party B entered into a Property Lease Contract on April 30, 2010. According to the Property Lease Contract, Party A agrees to lease the floors from the 11th to the 18th (physical floors) of the Minghui Building and the “Further Leasing Area” further agreed upon by both parties to Party B as its office and agrees to waive all the rent for the leasing premises during the leasing term.

2.      After reaching unanimous agreement through consultation, Party A and Party B agree to make amendments to the following clauses of the Property Lease Contract as follows:

(1)     Clause 2.1 of Clause II Term of Lease:

Before amendment: 2.1   The term of lease for the floors from the 11th to the 18th is five (5) years commencing from May 1, 2010 (hereinafter, the “Commencing Date”).

After amendment:  2.1   The term of lease for the floors from the 11th to the 18th is four (4) years and four (4) months commencing from May 1, 2010 (hereinafter, the “Commencing Date”).

(2)     Clause 2.2 of Clause II Term of Lease:

Before amendment: 2.2    In the event that Party B raises the request to lease the Further Leasing Area according to the provisions of Section 1.2.4 above, Party A shall agree to lease the Further Leasing Area to Party B for its use on the same conditions hereunder.  The validity period of the leasing arrangement for the Further Leasing Area is five (5) years commencing from the delivery date of such Further Leasing Area to Party B.

After amendment:  2.2     In the event that Party B raises the request to lease the Further Leasing Area according to the provisions of Section 1.2.4 above, Party A shall agree to lease the Further Leasing Area to Party B for its use on the same conditions hereunder.  The validity period of the leasing arrangement for the Further Leasing Area is four (4) years and four (4) months commencing from the delivery date of such Further Leasing Area to Party B.

(3)     Add Clause 2.4 to Clause II Term of Lease as follows:

2.4    Upon expiration of the leasing term provided hereunder, both parties will consult with each other to agree on the subsequent leasing arrangement of the Leasing Premises provided hereunder.

3.      Both parties hereby agree that except for the aforesaid clauses which have been amended, the other clauses of the Property Lease Contract shall remain the same.

4.      Upon the effectiveness of this agreement, the Property Lease Contract shall be deemed amended as agreed hereby and shall take effect and be legally binding on both Party A and Party B as expression of consensus of both parties.

5.      This agreement shall become effective upon execution by both parties.

6.      This agreement shall become effective upon execution and affixing company seals by both Party A and Party B.  This agreement is executed in two (2) original copies.  Party A and Party B shall each hold one (1) copy, and each has the same legal effect.

Party A: Finance Bureau of Dalian High-Tech Industrial Zone

[GOVERNMENT SEAL]

Party B: HiSoft Technology (Dalian) Co., Ltd.

[COMPANY SEAL]

Execution Date: July 25, 2010